Exhibit 10.5

FORM OF RESTRICTED STOCK AGREEMENT

FOR CONSULTANTS

This Restricted Stock Agreement (“Agreement”) is made as of                      (the “Grant Date”) between Delcath Systems, Inc. (the “Company”) and                      (the “Consultant”).

WHEREAS, the Company maintains the Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”), which, with respect to a consultant, is administered by the Compensation and Stock Option Committee of the Company’s Board of Directors (the “Committee”), and

WHEREAS, in consideration of the Consultant’s continued service to the Company, the Committee has determined that the Consultant shall be granted an award of Restricted Stock under the Plan, and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and the Consultant, the parties have set forth the terms of such award in writing in this Agreement;

NOW, THEREFORE, the Company and the Consultant agree as follows:

1. Award.

(a) Grant. The Consultant is hereby granted          shares (the “Restricted Stock”) of the Company’s common stock, par value $.01 per share (“Stock”), which shall be issued in the Consultant’s name subject to the restrictions contained in this Agreement. The Restricted Stock awarded pursuant to this Agreement is separate from and not in tandem with any other award(s) granted to the Consultant under the Plan or otherwise.

(b) Plan Incorporated. The Consultant acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Any terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2. Restrictions. The shares of Restricted Stock are subject to the following restrictions (collectively, the “Restrictions”):

(a) Forfeiture Restrictions. If the Consultant’s consulting relationship with the Company shall terminate for any reason other than a “Change of Control” or the Consultant’s “Disability” or death as provided in Section 3 below, the Consultant shall forfeit the right to receive any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3 as of the effective date of termination of Consultant’s consulting relationship with the Company.

(b) Competition. In the event the Consultant becomes employed by, associated in any way with, or becomes the beneficial owner of more than 1% of the equity of, any business which competes, directly or indirectly, with the Company’s business in any geographical area where the Company then does business, or if the Consultant engages in criminal conduct with respect to the Company, a Subsidiary, or any of their property, shareholders, employees, officers or Consultants, or engages in conduct involving moral turpitude, the Consultant shall forfeit the right to receive any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3.

(c) Restrictions on Transfer. The Consultant may not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3. Upon any violation of this restriction, the shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3 below shall be forfeited and the attempted transfer shall be null and void.

3. Lapse of Restrictions.

(a) Unless otherwise accelerated pursuant to this Section or otherwise by the Committee pursuant to its authority under the Plan, the Restrictions will lapse with respect to the shares of Restricted Stock in accordance with the following schedule provided the Consultant remains a consultant of the Company or its Subsidiaries on such date:

NUMBER	DATE

(b) Notwithstanding the foregoing, the Restrictions with respect to all shares of Restricted Stock will lapse immediately and the shares shall vest automatically as of the date of a “Change of Control” of the Company (as such term is defined in the Plan).

(c) Notwithstanding the foregoing, in the event the Consultant’s consulting relationship with the Company is terminated by reason of the Consultant’s death or “Disability”, the Restrictions with respect to all shares of Restricted Stock will lapse immediately and the shares shall vest automatically as of the date of the Consultant’s death or as of the effective date of the termination of the consulting relationship with the Company by reason of his or her Disability. For purposes of this Agreement, “Disability” means that as of the date of the termination of the consulting relationship between Consultant and the Company, the Consultant suffers from a medically determinable physical or mental impairment that renders the Consultant unable to perform substantially all of the duties of the Consultant’s agreement with the Company and can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

The shares of Restricted Stock with respect to which the Restrictions have lapsed shall cease to be subject to any Restrictions except as otherwise provided in the Plan.

4. Custody of Restricted Stock.

(a) Custody. The Company shall register, electronically or otherwise, the shares of Restricted Stock granted hereunder in the Consultant’s name. Any stock certificate(s) issued in connection with the Restricted Stock shall be delivered to and held by the Secretary of the Company until forfeiture occurs or the Restrictions lapse with respect to such shares of Restricted Stock pursuant to the terms of the Plan and this Agreement.

(b) Additional Securities as Restricted Stock. Any securities received as the result of ownership of shares of Restricted Stock, including without limitation, securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization (all such securities to be considered “Restricted Stock” for all purposes under this Agreement), shall be held in custody in the same manner and subject to the same conditions as the shares of Restricted Stock with respect to which they were issued.

(c) Delivery to the Consultant. With respect to shares of Restricted Stock for which the Restrictions have lapsed (without forfeiture), the unrestricted shares of Restricted Stock shall be released to the Consultant by electronic transfer or in the form of a stock certificate, and such method of delivery shall be made at the Company’s discretion. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any regulation applicable to the issuance or delivery of such Stock. The Company shall not be obligated to issue or deliver any Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any securities exchange. The Company shall not be required to transfer on its books any shares of Stock (whether subject to restrictions or unrestricted) which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

5. Status of Stock. Notwithstanding the Restrictions contained herein, and unless and until the shares of Restricted Stock are forfeited pursuant to the provisions of this Agreement, the Consultant shall have all rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive dividends thereon.

6. Relationship to Company.

(a) No Effect on Company’s Rights or Powers. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization, or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) No Guarantee of Continued Consulting Relationship. Neither this Restricted Stock Agreement nor the shares of Restricted Stock awarded hereby shall confer upon the Consultant any right with respect to a continued consulting relationship with the Company, nor shall this Restricted Stock Agreement or the shares of Restricted Stock awarded hereby interfere in any way with any right the Company would otherwise have to terminate the Consultant’s consulting relationship with the Company at any time. This Agreement shall not be deemed to enlarge or alter any rights Consultant may have pursuant to any consulting or other agreement with the Company.

7. Agreement with Respect to Taxes. The Consultant shall be liable for any and all taxes, including withholding taxes, arising out of this Restricted Stock award or the lapse of the Restrictions hereunder. The Consultant agrees to indemnify the Company for any applicable tax liability related to the Restricted Stock.

8. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the shares of Restricted Stock granted hereby.

9. Section 83(b) Election. The Consultant is hereby advised that he or she may wish to consult an attorney or accountant concerning the advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Such an election (which must be made within 30 days of the date of the grant of the Restricted Stock) may permit the Consultant to pay current income tax based on the present fair market value of the Restricted Stock, as opposed to the fair market value of the Restricted Stock when the restrictions imposed thereon under this Agreement lapse. The Consultant must notify the Company within ten (10) days of any such election.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and all persons lawfully claiming under the Consultant.

11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of a party’s signature hereto by facsimile or PDF shall bind the parties hereto.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

13. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14. Acceptance of Terms and Conditions. This Restricted Stock award will not be effective until the Consultant has acknowledged and agreed to the terms and conditions set forth herein by executing this Agreement in the space provided below and returning the same to the Company.

Awarded subject to the terms and conditions stated above:

DELCATH SYSTEMS, INC.	Accepted under the terms and conditions stated above:

By:

Authorized Officer

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